Exhibit 23(a)
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Goodrich Corporation and in the related Prospectuses of our reports dated February 25, 2005, with respect to the consolidated financial statements of Goodrich Corporation, management’s assessment of the effectiveness of internal controls over financial reporting of Goodrich Corporation, and the effectiveness of internal control over financial reporting of Goodrich Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Registration
Number	Description of Registration Statement	Filing Date

33-49052	The B.F.Goodrich Company Key Employees’	June 26, 1992
Stock Option Plan — Form S-8
333-03293	The B.F.Goodrich Company Stock Option Plan — Form S-8	May 8, 1996
333-19697	The B.F.Goodrich Company Savings Benefit Restoration	January 13, 1997
Plan — Form S-8
333-53879	Directors’ Deferred Compensation Plan — Form S-8	May 29, 1998
333-53881	Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan and Rohr, Inc. 1995 Stock Incentive Plan — Form S-8	May 29, 1998
333-76297	Coltec Industries Inc. 1992 Stock Option Plan Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors — Form S-8	April 14, 1999
333-77023	The B.F.Goodrich Company Stock Option Plan — Form S-8	April 26, 1999
333-60210	The B.F. Goodrich Company Stock Option Plan — Form S-8	May 4, 2001
333-60208	The B.F. Goodrich Company Employee Stock Purchase Plan — Form S-8	May 4, 2001
333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units — Form S-3	August 15, 2002
333-107866	Goodrich Corporation Employees’ Savings Plan — Form S-8	August 12, 2003
333-107867	Goodrich Corporation Wage Employees’ Savings Plan — Form S-8	August 12, 2003
333-107868	Goodrich Corporation Savings Plan for Rohr Employees — Form S-8	August 12, 2003
333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan — Form S-8	September 29, 2003

/s/ Ernst & Young LLP
Charlotte, North Carolina
February 25, 2005

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